UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2009 (December 1, 2009)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court,		75201-6915
Suite 1600		(Zip code)
Dallas, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     References herein to Holly Energy Partners, L.P. include Holly Energy Partners, L.P. and its consolidated subsidiaries. References herein to Holly Corporation include Holly Corporation and its consolidated subsidiaries. This document contains certain disclosures of agreements that are specific to subsidiaries of Holly Energy Partners, L.P. and Holly Corporation and do not necessarily represent obligations of Holly Energy Partners, L.P. or Holly Corporation.
LLC Interest Purchase Agreement
     On December 1, 2009, Holly Corporation (“Holly”), a subsidiary of Holly, and a subsidiary of Holly Energy Partners, L.P., which is an affiliate of Holly (the “Partnership”), entered into and simultaneously closed an LLC Interest Purchase Agreement (the “LLC Purchase Agreement”) for the Partnership to acquire all of the issued and outstanding limited liability company interests of Roadrunner Pipeline, L.L.C. (the “Company”) from Holly for a purchase price of $35.5 million (the “LLC Acquisition”). The Company owns a 16” crude oil pipeline currently running approximately 65 miles from the Slaughter station in Texas to Holly’s Lovington, New Mexico petroleum refinery (the “Roadrunner Pipeline”).
     Holly has agreed to unconditionally guarantee the payment of certain obligations under the LLC Purchase Agreement.
     Pursuant to the terms of the LLC Purchase Agreement, Holly, the Partnership and certain of their respective subsidiaries, as applicable, entered into (i) a pipeline throughput agreement and (ii) a third amended and restated omnibus agreement. In addition, the Company agreed to grant Holly a subordinate mortgage on the Roadrunner Pipeline to secure the Partnership’s performance under the pipeline throughput agreement. Holly controls the general partner of the Partnership and owns an approximate 34% interest in the Partnership, including the general partner interest.
     The description of the LLC Purchase Agreement herein is qualified by reference to the copy of the LLC Purchase Agreement, including exhibits, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
Asset Purchase Agreement
     On December 1, 2009, Holly, a subsidiary of Holly, and a subsidiary of the Partnership entered into and simultaneously closed an Asset Purchase Agreement (the “Pipeline Purchase Agreement”) for the Partnership to acquire from Holly the 8” pipeline extending approximately 37 miles from Beeson station to Lovington, New Mexico (the “Beeson Pipeline”) for a purchase price of $11.0 million (the “Pipeline Acquisition” and, together with the LLC Acquisition, the “Acquisitions”).
     Holly has agreed to unconditionally guarantee the payment of certain obligations under the Pipeline Purchase Agreement.
     Pursuant to the terms of the Pipeline Purchase Agreement and the LLC Purchase Agreement referenced above, Holly, the Partnership and certain of their respective subsidiaries, as applicable, entered into (i) amended and restated crude pipelines and tankage agreement and (ii) a third amended and restated omnibus agreement. In addition, the Partnership and the subsidiary of the Partnership that purchased the Beeson Pipeline agreed to grant Holly a subordinate mortgage on the Beeson Pipeline to secure the Partnership’s performance under the amended and restated crude pipelines and tankage agreement.
     The description of the Pipeline Purchase Agreement herein is qualified by reference to the copy of the Pipeline Purchase Agreement, including exhibits, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.

Third Amended and Restated Omnibus Agreement
     On December 1, 2009, in connection with the Acquisitions, Holly and the Partnership (the “Parties”) and certain of their subsidiaries entered into a Third Amended and Restated Omnibus Agreement (the “Third Restated Omnibus Agreement”). The Third Restated Omnibus Agreement amends and restates the Second Amended and Restated Omnibus Agreement dated August 1, 2009, among the Parties and certain of their subsidiaries, that was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K dated August 6, 2009. Following is a description of the material terms of the Third Restated Omnibus Agreement.
     The Third Restated Omnibus Agreement addresses, among other things, the following matters:
•	the Partnership’s obligation to pay Holly an annual administrative fee, currently in the amount of $2.3 million, for the provision by Holly of certain general and administrative services;

•	Holly’s and its affiliates’ agreement not to compete with the Partnership under certain circumstances and the Partnership’s right to notice of, and right of first offer to purchase, certain logistics assets constructed by Holly or acquired as part of an acquisition by Holly of refining assets;

•	an indemnity by Holly for certain potential environmental liabilities;

•	the Partnership’s obligation to indemnify Holly for environmental liabilities related to the Partnership’s assets existing on the date of the Partnership’s initial public offering to the extent Holly is not required to indemnify the Partnership; and

•	Holly’s right of first refusal to purchase the Partnership’s assets that serve Holly’s refineries.
     Under the Third Restated Omnibus Agreement, the Partnership pays Holly an annual administrative fee, currently in the amount of $2.3 million, for the provision of various general and administrative services for the Partnership’s benefit. The Partnership’s general partner may agree to increases in the administrative fee in connection with expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses.
     The $2.3 million fee includes expenses incurred by Holly and its affiliates to perform centralized corporate functions, such as legal, treasury, information technology and other corporate services, including the administration of employee benefit plans. The fee does not include salaries of pipeline and terminal personnel or other employees of the general partner of the Partnership’s general partner or the cost of their employee benefits, such as 401(k), pension, and health insurance benefits, which are separately charged to the Partnership by Holly. The Partnership also reimburses Holly and its affiliates for direct general and administrative expenses they incur on the Partnership’s behalf.
     Holly and its affiliates have agreed, for so long as Holly controls the Partnership’s general partner, not to engage in, whether by acquisition or otherwise, the business of owning and/or operating crude oil pipelines or terminals, refined products pipelines or terminals, intermediate product pipelines or terminals, truck racks or crude oil gathering systems in the continental United States. This restriction will not apply to:

•	any business operated by Holly or any of its affiliates at the time of the closing of the Partnership’s initial public offering;

•	any business conducted by Holly with the approval of the Partnership’s general partner;

•	any business or asset that Holly or any of its affiliates acquires or constructs that has a fair market value or construction cost of less than $5.0 million; and

•	any business or asset that Holly or any of its affiliates acquires or constructs that has a fair market value or construction cost of $5.0 million or more if the Partnership has been offered the opportunity to purchase the business or asset at fair market value, and has declined to do so.
     The limitations on the ability of Holly and its affiliates to compete with the Partnership may be terminated by Holly upon a change of control of Holly.
     Under the Third Restated Omnibus Agreement, Holly has agreed to indemnify the Partnership up to certain aggregate amounts for any environmental noncompliance and remediation liabilities associated with assets transferred to the Partnership and occurring or existing prior to the date of such transfers. The transfers that are covered by the agreement include the refined products pipelines, terminals and tanks transferred by Holly’s subsidiaries in connection with the Partnership’s initial public offering in July 2004, the intermediate pipelines transferred by Holly’s subsidiaries to the Partnership in July 2005, and the crude pipelines and tankage assets transferred by Holly’s subsidiaries to the Partnership in 2008. The Third Restated Omnibus Agreement provides environmental indemnification of up to $15.0 million for the assets transferred to the Partnership, other than the crude pipelines and tankage assets transferred to the Partnership in 2008, plus an additional $2.5 million for the intermediate pipelines acquired in July 2005. Except as described below, Holly’s indemnification obligations described above shall remain in effect for an asset for ten years following the date of transfer of such asset to the Partnership. The Third Restated Omnibus Agreement also provides an additional $7.5 million of indemnification through 2023 for environmental noncompliance and remediation liabilities specific to the crude pipelines and tankage assets transferred to the Partnership in 2008. Holly’s indemnification obligations described above do not apply to (i) certain truck and rail loading/unloading equipment located at Holly’s refinery in Tulsa, Oklahoma acquired by a subsidiary of the Partnership on August 1, 2009 ( the “Tulsa Assets”), (ii) the 16” feedstock pipeline acquired by a subsidiary of the Partnership on June 1, 2009, currently running 65 miles from Holly’s crude oil distillation and vacuum distillation facilities in Lovington, New Mexico to Holly’s petroleum refinery in Artesia, New Mexico, (iii) the Roadrunner Pipeline or the (iv) the Beeson Pipeline.
     The Third Restated Omnibus Agreement provides that the Partnership will indemnify Holly and its affiliates against environmental liabilities relating to the Partnership’s assets that occur after the date the Partnership or its affiliates acquired such assets.
     The Third Restated Omnibus Agreement also contains the terms under which Holly has a right of first refusal to purchase the Partnership’s assets that serve Holly’s refineries. Before the Partnership enters into any contract to sell pipeline, terminal and tankage assets serving Holly’s refineries, the Partnership must give written notice of the terms of such proposed sale to Holly. The notice must set forth the name of the third party purchaser, the assets to be sold, the purchase price and all other material terms and conditions of the offer. To the extent the third party offer consists of consideration other than cash (or in addition to cash), the purchase price shall be deemed equal to the amount of any such cash plus the fair market value of such non-cash consideration, determined as set forth in the Third Restated Omnibus Agreement. Holly will then have the sole and exclusive option for a period of thirty days following receipt of the notice, to elect to purchase the subject assets on the terms specified in the notice. Holly’s right of first refusal described above does not apply to the Tulsa Assets.
     The Third Restated Omnibus Agreement contains an acknowledgment by the Parties of the purchase options and right of first refusal granted to Holly with respect to the Tulsa Assets in the Tulsa Purchase Option Agreement dated August 1, 2009 between the Parties.
     The description of the Third Restated Omnibus Agreement herein is qualified by reference to the copy of the Third Restated Omnibus Agreement, filed as Exhibit 10.3 to this report, which is incorporated by reference into this report in its entirety.
Pipeline Throughput Agreement
     On December 1, 2009 in connection with the LLC Acquisition, a subsidiary of Holly and a subsidiary of the Partnership entered into the Pipeline Throughput Agreement (the “Throughput Agreement”). The Throughput Agreement terminates on December 1, 2024.
     The Throughput Agreement may be extended by mutual agreement of the parties, provided that the Party desiring to extend the Throughput Agreement provides the other Party with at least 12 months written notice of its request to extend the agreement. In the event the Throughput Agreement is terminated without renewal, Holly will have a limited right of first refusal for one year following such termination to enter into a new throughput agreement with the Partnership on commercial terms that substantially match the terms offered to the Partnership by a third-party.
     Under the Throughput Agreement, Holly agrees to transport on the Roadrunner Pipeline an amount of crude oil in the aggregate that at the agreed tariff rates will result in minimum revenues to the Partnership of approximately $2,299,500 per quarter (the “Minimum Revenue Commitment”). Holly shall pay the Partnership (i) a fee of $0.63 per barrel (the “Base Tariff”) for the first 40,000 bpd of crude oil, calculated on a quarterly basis (the “Minimum Throughput”), shipped on the Roadrunner Pipeline and (ii) a fee of $0.33 per barrel for volumes in excess of the Minimum Throughput shipped on the Roadrunner Pipeline (the “Incentive Tariff”). Shipments of crude oil by third parties on the Roadrunner Pipeline that are for ultimate delivery to Holly, and for which the third party pays a throughput fee equal to or greater than the Base Tariff, shall be credited towards the Minimum Revenue Commitment. The Base Tariff and Incentive Tariff will increase each year on July 1 by an amount equal to the change in the producers price index (the “PPI”); provided, however, that in the event that the PPI for any given calendar year increases by more than 3.0%, then the Base Tariff and the Incentive Tariff will be increased by a percentage equal to 3.0% plus one-half of the PPI increase in excess of 3.0% for such calendar year. The Base Tariff and Incentive Tariff will not decrease as the result of any decrease in the PPI.
     If Holly fails to meet its Minimum Revenue Commitment for any contract quarter, it will be required to pay to the Partnership a deficiency payment upon the later of: (i) ten days after its receipt of notice of such deficiency and (ii) 30 days following the end of the related contract quarter. If disagreements regarding any deficiency payment cannot be resolved among the Parties within 30 days following the payment of such deficiency payment, the Parties shall submit any and all disputed matters to arbitration in accordance with the terms of the Throughput Agreement.
     During the term of the Throughput Agreement, the Partnership shall own or lease, operate and maintain the Roadrunner Pipeline.
     If new laws or regulations are enacted that require the Partnership to make capital expenditures with regard to the Roadrunner Pipeline, the Partnership will have the right to amend the Base Tariff to cover its costs of complying with these new laws or regulations; provided, however, that the Partnership may make no such amendment until the Partnership has made capital expenditures of $1.0 million with respect to the Roadrunner Pipeline in order to comply with such new laws or regulations. The Parties will be required to negotiate in good faith to mitigate the economic costs associated with any such new laws and to determine the amount of the new tariff rates.
     Either Party may temporarily suspend its obligations under the Throughput Agreement during the occurrence of an event that is outside its control and renders that party unable to perform such obligations for at least 30 consecutive days. An event with a duration of longer than one year will allow either of the Parties to terminate the Throughput Agreement.
     Holly’s obligations under the Throughput Agreement will not terminate if Holly and its affiliates no longer own the Partnership’s general partner. The Throughput Agreement may be assigned to a third party with the prior written consent of the non-assigning Party. The Parties may also assign the Throughput Agreement to an affiliate, a third party lender or debt holder.
     The description of the Throughput Agreement herein is qualified by reference to the copy of the Throughput Agreement, filed as Exhibit 10.4 to this report, which is incorporated by reference into this report in its entirety.
Beeson Mortgage and Deed of Trust
     In connection with the closing of the Pipeline Acquisition, the Partnership and the subsidiary of the Partnership that purchased the Beeson Pipeline agreed to enter into a subordinate mortgage and deed of trust (the “Beeson Mortgage”) for the benefit of Holly simultaneously with delivering a senior mortgage as required under the credit facility by which the Partnership is bound (in no event later than 30 days after the Pipeline Acquisition). The Beeson Mortgage will grant Holly a second priority lien on the Beeson Pipeline to secure the Partnership’s performance under the Restated Crude Pipelines and Tankage Agreement (defined below). In the event the Partnership defaults on its obligations under the Beeson Mortgage, and subject to the rights of the lienholder under the above senior mortgage subject to the terms of a subordination, non-disturbance and attornment agreement to be entered into between Holly and the lienholder of the above senior mortgage, Holly has the right to take possession of and/or operate the Beeson Pipeline and to appoint a receiver for the Beeson Pipeline. Events of default under the Beeson Mortgage include (i) the failure of the Partnership to perform its obligations under the Beeson Mortgage, (ii) the Partnership’s failure to perform specified obligations under the Restated Crude Pipelines and Tankage Agreement, and (iii) certain bankruptcy-related events. The Partnership also agreed to protect the second lien status of the Beeson Mortgage and not to further encumber the Beeson Pipeline except for certain customary permitted encumbrances, which include liens in favor of the senior lenders under the Partnership’s revolving credit agreement.
     The description of the Beeson Mortgage herein is qualified by reference to the copy of the form of the Beeson Mortgage to be executed, filed as Exhibit 10.5 to this report, which is incorporated by reference into this report in its entirety. The form of the subordination, non-disturbance and attornment agreement referenced above is included as an attachment to Exhibit 10.5.
Roadrunner Mortgages and Deeds of Trust
     In connection with the closing of the LLC Acquisition, the Company agreed to enter into certain subordinate mortgages and deeds of trust (the “Roadrunner Mortgages”) for the benefit of Holly simultaneously with delivering senior mortgages as required under the credit facility by which the Company is bound (in no event later than 30 days after the LLC Acquisition). The Roadrunner

Mortgages will grant Holly a second priority lien on the Roadrunner Pipeline to secure the Partnership’s performance under the Throughput Agreement. In the event the Company defaults on its obligations under the Roadrunner Mortgages, and subject to the rights of the lienholder under the above senior mortgage subject to the terms of a subordination, non-disturbance and attornment agreement to be entered into between Holly and the lienholder of the above senior mortgage, Holly has the right to take possession of and/or operate the Roadrunner Pipeline and to appoint a receiver for the Roadrunner Pipeline. Events of default under the Roadrunner Mortgages include (i) the failure of the Company to perform its obligations under the Roadrunner Mortgages, (ii) the Partnership’s failure to perform specified obligations under the Throughput Agreement, and (iii) certain bankruptcy-related events. The Company also agreed to protect the second lien status of the Roadrunner Mortgages and not to further encumber the Roadrunner Pipeline except for certain customary permitted encumbrances, which include liens in favor of the senior lenders under the Partnership’s revolving credit agreement.
     The description of the Roadrunner Mortgages herein is qualified by reference to the copies of the forms of the Roadrunner Mortgages to be executed, filed as Exhibits 10.6 and 10.7 to this report, which are incorporated by reference into this report in their entirety. The form of the subordination, non-disturbance and attornment agreement referenced above is included as an attachment to Exhibit 10.6 and Exhibit 10.7.
Amended and Restated Crude Pipelines and Tankage Agreement
     On December 1, 2009, certain subsidiaries of the Parties entered into an amended and restated crude pipelines and tankage agreement to be effective as of January 1, 2009 (the “Restated Crude Pipelines and Tankage Agreement”). Following is a description of the material terms of the Restated Crude Pipelines and Tankage Agreement.
     The Restated Crude Pipelines and Tankage Agreement restates the 15-year Pipelines and Tankage Agreement, dated February 29, 2008, between the Parties that was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K filed March 6, 2008. The Restated Crude Pipelines and Tankage Agreement may be extended by the mutual agreement of the Parties, provided that the Party desiring to extend the Restated Crude Pipelines and Tankage Agreement provides the other Party with at least 12 months written notice of its request to extend the agreement. In the event the Restated Crude Pipelines and Tankage Agreement is terminated without renewal, Holly will have a limited right of first refusal for one year following such termination to enter into a new agreement with the Partnership on commercial terms that substantially match the terms offered to the Partnership by a third-party. Holly will also have a right of first refusal to purchase the pipelines and tankage assets should the Partnership decide to sell them in the future. All capitalized terms not defined under this description of the Restated Crude Pipelines and Tankage Agreement have the meanings assigned to them in the Restated Crude Pipelines and Tankage Agreement.
     Under the Restated Crude Pipelines and Tankage Agreement, as of July 1, 2009, Holly agrees to ship (i) on the crude oil trunk pipelines, an amount of crude oil in the aggregate having a quantity and consistency that will produce revenue to the Partnership in an amount at least equal to $14,963,451 per contract year; (ii) on the crude oil gathering pipelines, an amount of crude oil in the aggregate that will produce revenue to the Partnership in an amount at least equal to $10,075,041 per contract year; (iii) on the Woods Cross Pipelines, an amount of crude oil and refined product that will, in the aggregate, produce revenue to the Partnership in an amount at least equal to $806,003 per contract year; and (iv) on the Roswell Products Pipeline, an amount of refined product in the aggregate that will produce revenue to the Partnership in an amount at least equal to $38,644 per contract quarter (collectively, the “Crude Pipelines Minimum Revenue Commitment”). The Crude Pipelines Minimum Revenue Commitment will be adjusted upward on July 1 of each year by an amount equal to the upper change in the annual change rounded to four decimal places of the PPI. If the PPI index change is negative in a given year, there will be no change in the Crude Pipelines Minimum Revenue Commitment. If the PPI is no longer published, Holly and the Partnership shall negotiate in good faith and agree on a new index that gives comparable protection from inflation or deflation, and the same method of adjustment for increases in the new index will be used to calculate increases in the Crude Pipelines Minimum Revenue Commitment.
     Holly shall pay the Partnership certain tariffs associated with the shipments described above. The amount of the tariffs will be adjusted upward on July 1 of each year by an amount equal to the percentage change, if any, between the two immediately preceding calendar years, in the FERC Oil Pipeline Index. If that index is no longer published, Holly and the Partnership shall negotiate in good faith and agree on a new index that gives comparable protection from inflation, and the same method of adjustment for increases or decreases in the new index will be used to calculate increases or decreases in the tariff rates.
     Under the Restated Crude Pipelines and Tankage Agreement, Holly shall receive a volume incentive tariff of (i) $0.3258 per barrel as of January 1, 2009 to June 30, 2009 and (ii) $0.3658 per barrel as of July 1, 2009 to June 30, 2010 (the “Volume Incentive Tariff”) under the then current applicable tariff on volumes greater than the applicable minimum volumes necessary to meet the portion of the Crude Pipelines Minimum Revenue Commitment applicable to the crude oil gathering pipelines to be shipped during a quarter. The Volume Incentive Tariff shall be adjusted on the first day of each contract year commencing on July 1, 2010 by an amount equal to the percentage change, if any, between the two immediately preceding calendar years, in the FERC Oil Pipeline Index. If that index is no longer published, Holly and the Partnership shall negotiate in good faith to agree on a new index that gives comparable protection against inflation or deflation, and the same method of adjustment for increases in the new index shall be used to calculate increases in the tariff rates.
     As of July 1, 2009, Holly shall pay the Partnership throughput fees associated with certain refinery tankage in the amount of $208,215 per month (the “Tankage Revenue Commitment”) in exchange for the Partnership providing to Holly 613,333 barrels per month of crude oil storage capacity at the refinery tankage. The amount of the Tankage Revenue Commitment will be adjusted upward on July 1 of each contract year by an amount equal to the percentage change, if any, between the two immediately preceding calendar years, in the FERC Oil Pipeline Index. If the percentage change in the FERC Oil Pipeline Index is negative in a given year, then there will be no change in the Tankage Revenue Commitment. If that index is no longer published, Holly and the Partnership shall negotiate in good faith and agree on a new index that gives comparable protection from inflation, and the same method of adjustment for increases in the new index will be used to calculate increases in the Tankage Revenue Commitment.
     At Holly’s request, the Partnership will be required to use its commercially reasonable efforts to transport by pipeline for Holly each month during the term of the Restated Crude Pipelines and Tankage Agreement: (i) 79,000 bpd of crude oil on the crude oil trunk pipelines; (ii) (A) from the Effective Time until the fifth anniversary of the Effective Time, 50,000 bpd of crude oil on the crude oil gathering pipelines; (B) from the fifth anniversary of the Effective Time until the tenth anniversary of the Effective Time, 47,500 bpd of crude oil on the crude oil gathering pipelines; and (C) from the tenth anniversary of the Effective Time until the expiration of the term of the Restated Crude Pipelines and Tankage Agreement, 45,000 bpd of crude oil on the crude oil gathering pipelines; (iii) at least 8,000 bpd of crude oil and refined product on the Woods Cross Pipelines; and (iv) at least 36,000, bpq of refined product on the Roswell Products Pipeline.
     If Holly fails to meet its Crude Pipelines Minimum Revenue Commitment or Tankage Revenue Commitment in any quarter, it will be required to pay to the Partnership a deficiency payment upon the later of: (i) ten days after its receipt of notice of such deficiency and (ii) 30 days following the end of the related contract quarter. If disagreements regarding any deficiency payment cannot be resolved among the Parties within 30 days following the payment of such deficiency payment, the parties shall submit any and all disputed matters to arbitration in accordance with the terms of the Restated Crude Pipelines and Tankage Agreement.
     Holly will, during the period that commences on the Effective Time and ends five years thereafter (the “Initial Tank Inspection Period”), reimburse the Partnership for the actual costs incurred by the Partnership in performing the first regularly scheduled API 653 inspection conducted after the Effective Time of the tanks included within the tankage assets (the “Initial Tank Inspections”), and any repairs or tests or consequential remediation that may be required to be made to such tankage assets as a result of any discovery made during the Initial Tank Inspections; provided, however, that (i) Holly is not obligated to reimburse the Partnership for any costs associated with or arising from any inspection of Relocated Tank 437 or Replacement Tank 439, and (ii) upon expiration of the Initial Tank Inspection Period, all of the obligations of Holly relating to the Initial Tank Inspections shall terminate, except that the Initial Tank Inspection Period shall be extended if, and only to the extent that (A) inaccessibility of the tankage assets during the Initial Tank Inspection Period caused the delay of an Initial Tank Inspection originally scheduled to be performed during the Initial Tank Inspection Period, and (B) Holly received notice from the Partnership regarding such delay at the time it occurred.
     If new laws or regulations are enacted that require the Partnership to make capital expenditures with respect to the pipeline and tankage assets, the Partnership may amend the tariff rates to recover its costs of complying with these new laws or regulations (including a reasonable rate of return). The Parties will be required to negotiate in good faith to mitigate the costs associated with any such new laws and to determine the amount of the new tariff rate.
     Either Party may temporarily suspend its obligations under the Restated Crude Pipelines and Tankage Agreement during the occurrence of an event that is outside its control and renders that party unable to perform such obligations for at least 30 days. An event with a duration of longer than one year will allow either of the Parties to terminate the Restated Crude Pipelines and Tankage Agreement.
     Pursuant to the Restated Crude Pipelines and Tankage Agreement, Holly will not challenge, or cause others to challenge or assist others in challenging, the Partnership’s tariff rates for the term of the Restated Crude Pipelines and Tankage Agreement. At the termination of the Restated Crude Pipelines and Tankage Agreement, Holly will be free to challenge, or to cause others to challenge or assist others in challenging, the Partnership’s tariff rates.
     During the term of the Restated Crude Pipelines and Tankage Agreement, the Partnership will not reverse the direction of any pipeline asset without Holly’s consent. Holly has the right to reverse the direction of the pipeline assets, so long as it reimburses the Partnership for the additional costs and expenses the Partnership incurs as a result of changing the direction of the pipeline assets and pays a flow reversal rate of $0.5319 per barrel for any product shipped in a reversed direction on the pipeline assets. Such flow reversal rates will be adjusted each year at a rate equal to the upper change in the annual change rounded to four decimal places of the PPI.
     The Partnership shall construct and add such new lease connection pipelines to the crude oil gathering pipelines as requested by Holly; provided, however, that the obligation of the Partnership to construct and add such new lease connection pipelines shall be limited to $250,000 per calendar year. In the event Holly requests that the Partnership construct new lease connection pipelines in excess of $250,000 per calendar year, then the Partnership will be reimbursed for costs and expenses incurred by it in excess of $250,000 per calendar year, as set forth in the Restated Crude Pipelines and Tankage Agreement.

     Holly and the Partnership have each agreed to unconditionally guarantee the payment of certain obligations under the Restated Crude Pipelines and Tankage Agreement.
     Holly’s obligations under the Restated Crude Pipelines and Tankage Agreement will not terminate if Holly and its affiliates no longer own the Partnership’s general partner. The Restated Crude Pipelines and Tankage Agreement may be assigned to a third party with the prior written consent of the non-assigning Party, provided such consent will not be unreasonably withheld. The Parties may also assign the Restated Crude Pipelines and Tankage Agreement to an affiliate or a third party lender or debt holder without the prior written consent of the non-assigning Party.
     The description of the Restated Crude Pipelines and Tankage Agreement herein is qualified by reference to the copy of the Restated Crude Pipelines and Tankage Agreement, filed as Exhibit 10.8 to this report, which is incorporated by reference into this report in its entirety.
Amended and Restated Refined Product Pipelines and Terminals Agreement
     On December 1, 2009, certain subsidiaries of the Parties entered into an amended and restated refined product pipelines and terminals agreement to be effective as of February 1, 2009 (the “Restated Pipelines and Terminals Agreement”). The Restated Pipelines and Terminals Agreement amends and restates the 15-year Pipelines and Terminals Agreement, dated July 13, 2004, among the Parties that was previously filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The Restated Pipelines and Terminals Agreement terminates on July 1, 2019. All capitalized terms not defined under this description of the Restated Pipelines and Terminals Agreement have the meanings assigned to them in the Restated Pipelines and Terminals Agreement. Following is a description of the material terms of the Restated Pipelines and Terminals Agreement.
     The Restated Pipelines and Terminals Agreement may be extended by the mutual agreement of the Parties, provided that the Party desiring to extend the Restated Pipelines and Terminals Agreement provides the other Party with at least 12 months written notice of its request to extend the agreement. In the event the Restated Pipelines and Terminals Agreement is terminated without renewal, Holly will have a limited right of first refusal for one year following such termination to enter into a new agreement with the Partnership on commercial terms that substantially match the terms offered to the Partnership by a third-party. Holly will also have a right of first refusal to purchase the pipelines and tankage assets should the Partnership decide to sell them in the future.
     Under the Restated Pipelines and Terminals Agreement, as of July 1, 2009, Holly agrees to transport on the Refined Product Pipelines and terminal in the Refined Product Terminals an amount of refined products that, at the agreed tariff rates, will result in minimum revenue to the Partnership of approximately $10.937 million per contract quarter (the “Pipelines and Terminals Minimum Revenue Commitment”). The Pipelines and Terminals Minimum Revenue Commitment will be adjusted upward on July 1 of each year by an amount equal to the upper change in the annual change rounded to four decimal places of the PPI. If the PPI index change is negative in a given year, then there will be no change in the Pipelines and Terminals Minimum Revenue Commitment. If the PPI is no longer published, Holly and the Partnership shall negotiate in good faith to agree on a new index that gives comparable protection against inflation, and the same method of adjustment for increases in the new index shall be used to calculate increases in the Pipelines and Terminals Minimum Revenue Commitment.
     Holly shall pay the Partnership certain tariffs associated with the shipments and terminalling of refined products described above. Under the Restated Pipelines and Terminals Agreement, Holly shall pay the Partnership (i) a fee of $1.6785 for the first 50,000 bpd of products, calculated on a monthly basis, shipped interstate on the Artesia, New Mexico to El Paso, Texas pipeline, (ii) a fee of $1.0822 for such volumes shipped in excess of the 50,000 bpd, calculated on a monthly basis, (iii) a fee of $1.6785 for the first 17,000 bpd of products, calculated on a monthly basis, shipped intrastate on the Artesia, New Mexico to Moriarty, New Mexico pipeline, (iv) a fee of $1.0822 for such volumes shipped in excess of the 17,000 bpd, calculated on a monthly basis, and (v) a fee of $1.7379 for products shipped intrastate on the Artesia, New Mexico to Bloomfield, New Mexico pipeline. Holly will also pay the Partnership tariffs or terminal fees for terminalling products at the assets covered by the Restated Pipelines and Terminals Agreement.
     The amount of the tariffs will be adjusted upward on July 1 of each year by an amount equal to the percentage change, if any, rounded to four decimal places of the PPI. If the PPI index change is negative in a given year, then the tariff rates shall be decreased by an amount equal to such percentage change. If the PPI is no longer published, Holly and the Partnership shall negotiate in good faith to agree on a new index that gives comparable protection against inflation or deflation, and the same method of adjustment for increases or decreases in the new index shall be used to calculate increases or decreases in the tariff rates.
     At Holly’s request, the Partnership will be required to use its commercially reasonable efforts to transport on the Refined Product Pipelines each month during the term of the Restated Pipelines and Terminals Agreement up to: (i) 49,500 bpd of gasoline and 26,500 bpd of diesel fuel on the South System after the South System Expansion and (ii) 40,000 bpd of refined products from Artesia to Moriarty, New Mexico or Artesia to Bloomfield, New Mexico on the Partnership’s Artesia to Moriarty and Artesia to Bloomfield refined product pipeline.
     If Holly fails to meet its Pipelines and Terminals Minimum Revenue Commitment in any quarter, it will be required to pay to the Partnership a deficiency payment upon the later of: (i) ten days after its receipt of notice of such deficiency and (ii) 30 days following the end of the related contract quarter. If disagreements regarding any deficiency payment cannot be resolved among the Parties within 30 days following the payment of such deficiency payment, the parties shall submit any and all disputed matters to arbitration in accordance with the terms of the Restated Pipelines and Terminals Agreement. Deficiency payments will be credited against any payments owed by Holly in the following four contract quarters in excess of the Pipelines and Terminals Minimum Revenue Commitment.
     Holly will either reimburse the Partnership for the cost of drag reducing agents (“DRA”) added to the refined products or provide such DRA at no cost to the Partnership; provided, however, that the Partnership will reimburse Holly for the cost of DRA furnished by Holly for use on the South System on a 50/50 basis until each of Holly and the Partnership expends $250,000 annually, with 100% of the cost over $500,000 annually to be furnished by Holly. The Partnership agrees to use its commercially reasonable efforts to minimize the use of DRA and maximize the use of the Partnership’s existing horsepower.
     If new laws or regulations are enacted that require the Partnership to make substantial and unanticipated capital expenditures with regard to the Refined Product Terminals, the Partnership may impose a monthly surcharge to cover Holly’s pro rata share of the Partnership’s costs of complying with these new laws. The Parties will be required to negotiate in good faith to mitigate the economic costs associated with any such new laws and to determine the amount of the monthly surcharge.
     If new laws or regulations are enacted that require the Partnership to make substantial and unanticipated capital expenditures with regard to the Refined Product Pipelines, the Partnership may file new tariff rates in order to recover its costs of complying with these new laws or regulations (including a reasonable rate of return). The Parties will be required to negotiate in good faith to mitigate the economic costs associated with any such new laws and to determine the amount of the new tariff rate.
     Either Party may temporarily suspend its obligations under the Restated Pipelines and Terminals Agreement during the occurrence of an event that is outside its control and renders its performance impossible for at least 30 consecutive days. An event with a duration of longer than one year will allow either of the Parties to terminate the Restated Pipelines and Terminals Agreement.
     Pursuant to the Restated Pipelines and Terminals Agreement, Holly will not challenge, or cause others to challenge or assist others in challenging, the Partnership’s tariff rates for the term of the Restated Pipelines and Terminals Agreement. At the termination of the Restated Pipelines and Terminals Agreement, Holly will be free to challenge, or to cause others to challenge or assist others in challenging, the Partnership’s tariff rates.
     During the term of the Restated Pipelines and Terminals Agreement, the Partnership will not reverse the direction of the Refined Product Pipelines without Holly’s consent. Additionally, the Partnership will not connect any other pipelines to the Refined Product Pipelines without Holly’s consent, except for in connection with a facility expansion or modification.
     Holly and the Partnership have each agreed to unconditionally guarantee the payment of certain obligations under the Restated Pipelines and Terminals Agreement.
     Holly’s obligations under the Restated Pipelines and Terminals Agreement will not terminate if Holly and its affiliates no longer own the Partnership’s general partner. The Restated Pipelines and Terminals Agreement may be assigned to a third party with the prior written consent of the non-assigning Party, provided such consent will not be unreasonably withheld. The Parties may also, without the prior written consent of the non-assigning Party, assign the Restated Pipelines and Terminals Agreement to an affiliate or a third party to which either Party has sold assets to which the Restated Pipelines and Terminals Agreement relates so long as the third party is reasonably capable of performing the duties under the Restated Pipelines and Terminals Agreement and has agreed in writing to assume the assigning party’s obligations.
     The description of the Restated Pipelines and Terminals Agreement herein is qualified by reference to the copy of the Restated Pipelines and Terminals Agreement, filed as Exhibit 10.9 to this report, which is incorporated by reference into this report in its entirety.
Item 9.01 Financial Statements and Exhibits.

10.1	—	LLC Interest Purchase Agreement, dated as of December 1, 2009, by and among Holly Corporation, Navajo Pipeline Co., L.P. and Holly Energy Partners — Operating, L.P.

10.2	—	Asset Purchase Agreement, dated as of December 1, 2009, by and among Holly Corporation, Navajo Pipeline Co., L.P. and HEP Pipeline, L.L.C.

10.3	—	Third Amended and Restated Omnibus Agreement, dated as of December 1, 2009, by and among Holly Corporation, Holly Energy Partners, L.P., and certain of their respective subsidiaries.

10.4	—	Pipeline Throughput Agreement, dated as of December 1, 2009, by and between Navajo Refining Company, L.L.C. and Holly Energy Partners-Operating, L.P.

10.5	—	Form of Mortgage, Line of Credit Mortgage and Deed of Trust, to be entered into by HEP Pipeline, L.L.C. and Holly Energy Partners, L.P. for the benefit of Holly Corporation.

10.6	—	Form of Mortgage, Line of Credit Mortgage and Deed of Trust (Texas), to be entered into by Roadrunner Pipeline, L.L.C. for the benefit of Holly Corporation.

10.7	—	Form of Mortgage, Line of Credit Mortgage and Deed of Trust (New Mexico), to be entered into by Roadrunner Pipeline, L.L.C. for the benefit of Holly Corporation.

10.8	—	Amended and Restated Crude Pipelines and Tankage Agreement, dated as of December 1, 2009, by and among Navajo Refining Company, L.L.C., Holly Refining & Marketing Company — Woods Cross, Holly Refining & Marketing Company, Holly Energy Partners-Operating, L.P., HEP Pipeline, L.L.C. and HEP Woods Cross, L.L.C.

10.9	—	Amended and Restated Refined Product Pipelines and Terminals Agreement, dated as of December 1, 2009, by and among Navajo Refining Company, L.L.C., Holly Refining & Marketing Company — Woods Cross, Holly Energy Partners-Operating, L.P., HEP Pipeline Assets, Limited Partnership, HEP Pipeline, L.L.C., HEP Refining Assets, L.P., HEP Refining, L.L.C., HEP Mountain Home, L.L.C. and HEP Woods Cross, L.L.C.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.,
its General Partner

By:	/s/ Bruce R. Shaw

Bruce R. Shaw
Senior Vice President and
Chief Financial Officer
Date: December 7, 2009
[Signature Page]

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

Item 9.01 Financial Statements and Exhibits.

10.1	—	LLC Interest Purchase Agreement, dated as of December 1, 2009, by and among Holly Corporation, Navajo Pipeline Co., L.P. and Holly Energy Partners — Operating, L.P.

10.2	—	Asset Purchase Agreement, dated as of December 1, 2009, by and among Holly Corporation, Navajo Pipeline Co., L.P. and HEP Pipeline, L.L.C.

10.3	—	Third Amended and Restated Omnibus Agreement, dated as of December 1, 2009, by and among Holly Corporation, Holly Energy Partners, L.P., and certain of their respective subsidiaries.

10.4	—	Pipeline Throughput Agreement, dated as of December 1, 2009, by and between Navajo Refining Company, L.L.C. and Holly Energy Partners-Operating, L.P.

10.5	—	Form of Mortgage, Line of Credit Mortgage and Deed of Trust, to be entered into by HEP Pipeline, L.L.C. and Holly Energy Partners, L.P. for the benefit of Holly Corporation.

10.6	—	Form of Mortgage, Line of Credit Mortgage and Deed of Trust (Texas), to be entered into by Roadrunner Pipeline, L.L.C. for the benefit of Holly Corporation.

10.7	—	Form of Mortgage, Line of Credit Mortgage and Deed of Trust (New Mexico), to be entered into by Roadrunner Pipeline, L.L.C. for the benefit of Holly Corporation.

10.8	—	Amended and Restated Crude Pipelines and Tankage Agreement, dated as of December 1, 2009, by and among Navajo Refining Company, L.L.C., Holly Refining & Marketing Company — Woods Cross, Holly Refining & Marketing Company, Holly Energy Partners-Operating, L.P., HEP Pipeline, L.L.C. and HEP Woods Cross, L.L.C.

10.9	—	Amended and Restated Refined Product Pipelines and Terminals Agreement, dated as of December 1, 2009, by and among Navajo Refining Company, L.L.C., Holly Refining & Marketing Company — Woods Cross, Holly Energy Partners-Operating, L.P., HEP Pipeline Assets, Limited Partnership, HEP Pipeline, L.L.C., HEP Refining Assets, L.P., HEP Refining, L.L.C., HEP Mountain Home, L.L.C. and HEP Woods Cross, L.L.C.